UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF EARLIEST REPORTED EVENT - OCTOBER 5, 2004

                          HERITAGE CAPITAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                    0001289277                  NONE
(State or other jurisdiction of        (Commission             (IRS Employer
        incorporation)                 File Number)       Identification Number)

                       c/o Centerline International Corp.
                    Ellen L. Skeoton Building, P.O. Box 3274
                   Road Town, Tortola, British Virgin Islands
                    (Address of principal executive offices)

                               (011) 886930880338
              (Registrant's telephone number, including area code)

                            200 Hamilton Street, #520
                                Philadelphia, PA
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01: Changes in Control of Registrant.

      On October 5, 2004, 21,840,000 shares of Heritage Capital Group, Inc. (the "Company") were sold by William Tay to Centerline International Corp. ("Centerline"). Centerline purchased these shares pursuant to a Share Purchase Agreement dated as of September 30, 2004. Centerline paid $55,000 for all of the issued and outstanding shares held by William Tay. These 21,840,000 shares constitute all of the issued and outstanding shares of the Company.

      The source of the funds used for the purchase of these shares was the general operating funds of Centerline.

      Centerline currently owns all of the issued and outstanding shares of the Company.

      There are no agreements between Centerline and William Tay which contemplate any continued involvement by William Tay as an employee, officer or director of the Company. Pursuant to the terms and conditions of the Share Purchase Agreement, William Tay has resigned as an officer and director of the Company. Centerline has appointed Ms. Kang-Wei Ho as the Company's sole director. Ms. Ho will also serve as the Company's President, Treasurer and Secretary.

      At the present time, there is an arrangement between Centerline and ZhongTong Inc., a Delaware corporation, which may result in a change of control of the Company. It is currently anticipated that Centerline will sell all of the issued and outstanding shares of the Company to ZhongTong Inc. for the sum of $55,000. While it is anticipated that this transaction will be effectuated in the immediate future, there is no guarantee that this sale will occur.

      In connection with this change in control, the Company's new mailing address will be: c/o Centerline International Corp., Ellen L. Skeoton Building, P.O. Box 3274, Road Town, Tortola, British Virgin Islands.

Item 5.02: Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

      In connection with the Share Purchase Agreement referenced in Item 5.01 above, William Tay has resigned as the sole director and officer of the Company, effective as of October 5, 2004. Mr. Tay's resignation was in no way connected to a disagreement with the Company regarding operations, policies or practices.

      Ms. Kang-Wei Ho, also known as Vera Ho, has been appointed as the Company's sole director and sole officer, as of October 5, 2004. Ms. Ho will serve as the Company's President, Treasurer and Secretary. Ms. Ho is an electrical engineer, holding a masters degree from the National Central University of Taiwan. Ms. Ho is employed full-time as an engineer for the wireless division of a large, multinational company in Taiwan that is engaged in the production of wireless technologies. Previously, Ms. Ho was employed as an engineer with ReiKe Technologies, a company duly incorporated in Taiwan, with a primary responsibility for overseeing the sales, research, development and manufacturing of wireless communications products. Ms. Ho currently serves as a director of Centerline, the Company's sole shareholder.

      There are no employment or other agreements between Ms. Ho and the Company; Ms. Ho is serving as an officer and director of the Company without compensation.

      There are no written or other agreements or understandings between Ms. Ho and Centerline regarding her service as a director of the Company.

      At the present time, the Company has no director's committees.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Heritage Capital Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        HERITAGE CAPITAL GROUP, INC.

Dated: October 8, 2004


                                        By: /s/ Vera Ho
                                            -------------------------------
                                            Name: Kang-Wei (Vera) Ho
                                            Title: Director and President